Exhibit 99.1

Media Contact:	Sandra Taylor, Ph.D.
Candace Flynn	Vice President of Marketing, Daou
Char Baxter Communications	610.594.2700
770.934.0563 ext. 263	sandra.taylor@daou.com
cflynn@charbaxter.com

Daou Names Richard Blumenthal to Board of Directors

Change to Enhance Legal and Compliance Expertise on Healthcare IT Consultancy’s Board

EXTON, Pa.—(September 10, 2004) — Daou Systems, Inc. (OTCBB:DAOU), a provider of IT consulting and management services to healthcare organizations, today announced the appointment of Richard Blumenthal to the company’s Board of Directors. The appointment was effective yesterday.

“The addition of Richard to our board expands the expertise of our directors to include a broad-based legal and SEC compliance expertise,” said Vincent K. Roach, Daou’s president and chief executive officer. “And we are looking forward to the positive effect his individual perspective and over 18 years of experience with both legal and operational responsibilities will have on our company as we pursue new opportunities for growth.”

With the new appointment, Daou adds another independent member with a wealth of knowledge and experience that supplements the current Board of Directors.

“We are excited about the appointment of Richard to the Daou Board,” said Larry Ferguson, Board chairman. “He brings robust knowledge of legal, SEC and business requirements, a key addition to the expertise of our current panel.”

Blumenthal was most recently executive vice president and general counsel for SCT, a leading global provider of e-education solutions for colleges and universities. There he served in an executive capacity not only as a lawyer, but also as an integral part of the management team, reviewing operations, financial results, sales and marketing strategies, budgetary matters and product strategies. During his tenure at SCT, the company grew revenues, both organically and through acquisition, from $47M to $466M prior to the divestiture of non-core businesses. Prior to SCT, Richard served as assistant general counsel of Coleco Industries, Inc., a NYSE company; corporate counsel of Commodore International Limited, a NYSE company; and corporate counsel of Aydin Corporation, a NYSE company. He is a graduate of Temple University School of Law, where he achieved Law Review.

About Daou

Daou Systems, Inc. (OTCBB: DAOU) provides expert consulting and management services to healthcare organizations in the design, deployment and support of IT infrastructure and application systems. Daou offers a range of comprehensive services, from mobile health and web services strategies to application implementation and support; from government and commercial integration services to best practices in Help Desk, break/fix and desktop support. Daou has provided services to more than 1,600 healthcare organizations, including leading private and public hospitals, managed care organizations on both the payer and provider sides of the market, as well as integrated healthcare delivery networks and some of the nation’s largest government healthcare entities. Daou Systems, Inc. is a publicly traded company listed on the OTC Bulletin Board under the stock symbol DAOU. More information is available at www.daou.com.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Daou Systems, Inc. You should not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the word “estimate,” “anticipate,” “hope,” “believe,” “think,” “expect,” “intend,” “plan” or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, you should carefully review various risks and uncertainties identified in this report, including the matters set forth under the captions “Risk Factors” and in Daou’s other SEC filings, including those more fully set forth in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of Daou’s Form 10-K for the year ended December 31, 2003 on file with the SEC. These risks and uncertainties could cause Daou’s actual results to differ materially from those indicated in the forward-looking statements. We do not undertake any obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

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